UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2004

Phoenix Color Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-50995	22-2269911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Western Maryland Parkway, Hagerstown, Maryland 21740

(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code:	(301) 733-0018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Sale of Book Technology Park Division Assets to R.R. Donnelley & Sons Company

On December 29, 2004, Phoenix Color Corp. (the “Company”) completed the sale to R.R. Donnelley & Sons Company (“R.R. Donnelley”) of the binding line and press equipment related to the Company’s Book Technology Park one and two color, hard and softcover book division (the “BTP Division”). Pursuant to an Asset Purchase Agreement dated December 29, 2004, R. R. Donnelley acquired substantially all of the binding line and press equipment and other tangible personal property used in the BTP Division for an aggregate purchase price of $16,831,513.63, which equaled the buyout price for the equipment subject to various equipment leases terminated at the transaction’s closing. In connection with the transaction, the Company agreed not to engage in the BTP Division’s business of printing one or two color, soft or hard cover books in the United States for a period of five (5) years. The Company and R.R. Donnelley have reached an agreement through which the Company’s Book Component Division will produce components for a number of R.R. Donnelley book plants. Terms of this agreement have not been finalized. The Company has not reached any conclusions regarding the use or disposition of the real property and improvements owned by the Company and historically utilized by the BTP Division, the operations of which will be terminated.

See Press Release filed as Exhibit 99.1 hereto announcing the transaction.

Item 2.01	Completion of Acquisition or Disposition of Assets.

See “Item 1.01. Entry into a Material Definitive Agreement” for a description of the disposition to R.R. Donnelley of assets relating to the Company’s BTP Division.

See Press Release filed as Exhibit 99.1 hereto announcing the transaction.

Item 2.05	Costs Associated with Exit or Disposal Activities.

As described in “Item 1.01. Entry into a Material Definitive Agreement”, on December 29, 2004, the Company sold to R.R. Donnelley certain binding line and press equipment and other tangible personal property related to its BTP Division and will cease to engage in the business of printing one or two color, soft or hard cover books in the United States.

At the time of this filing, the Company is unable in good faith to make a determination of an estimate required by paragraphs (b), (c), or (d) of Item 2.05 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.
	(b)	Pro Forma Financial Information.

The Company is unable in good faith to provide accurate pro forma financial information required by Item 9.01(b) of Form 8-K.

(c)	Exhibits.

Exhibit 99.1 – Press Release of Phoenix Color Corp., dated January 4, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Color Corp.

/s/ Louis LaSorsa
Name: Louis LaSorsa
Title:	Chairman and Chief Executive Officer

Date: January 4, 2005